UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose,
California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 6, 2007, Heritage Commerce Corp (the “Company”) management recommended to the Audit Committee of the Company’s Board of Directors and the Audit Committee agreed that the Company’s consolidated balance sheets and consolidated statements of cash flows for the years ended December 31, 2006, 2005 and 2004, and for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 should be restated and the previously issued consolidated financial statements, and any related reports from its independent registered public accounting firms for such periods should no longer be relied upon. The restatement does not change or affect the Company’s revenues, net income, earnings per share, total assets, liabilities, shareholders’ equity, regulatory capital, or the net change in cash and cash equivalents for any of the periods reported.

Management determined that the 2006, 2005 and 2004 financial statements, and the first, second and third quarter of 2007 financial statements should be restated as a result of the following accounting errors:

•      The Company transferred its Capital Group loan portfolio of approximately $32 million from commercial loans to loans held for sale at December 31, 2005. In the first quarter of 2006, the Company sold the Capital Group loan portfolio for a gain on sale of $671,000. The gain was included in the “Gain on sale of loans” category in the 2006 Consolidated Statement of Cash Flows. However, the $30,047,000 of proceeds from the Capital Group loan portfolio sale were incorrectly included in “Proceeds from sales of loans held for sale” under operating activities on the Consolidated Statement of Cash Flows in the Form 10-K for the year ended December 31, 2006 instead of investing activities. Since the Capital Group loan portfolio was not specifically acquired for resale, the proceeds from its sale, as well as the net decrease in the portfolio between December 31, 2005 and the sale date, should have been reported as investing activities to comply with the guidance in Statement of Financial Accounting Standards No. 102, “Statement of Cash Flows—Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”  This error will be corrected in our amended filings by reporting the Capital Group loan portfolio sale proceeds, as well as the net reduction of the portfolio prior to its sale, as cash flows from investing activities in 2006, with an offsetting change in cash flows from operating activities.

•      The line items called “Originations of loans held for sale” and “Maturities of loans held for sale” on the consolidated statements of cash flows were overstated for all periods presented. However, the overstatements of these two amounts largely offset each other. These matters are discussed in more detail as follows:

“Originations of loans held for sale” in our Statements of Cash Flows consisted of the gross amount (not just the guaranteed portion) of government guaranteed loans that were funded during the respective periods. These loans are guaranteed, typically to the extent of 75% to 85% of the respective loan balance, by the United States Small Business Administration or the U.S. Department of Agriculture. We typically refer to such loans partially guaranteed by the U.S. Government as “SBA loans.”

In 2006, the amount reported as “Maturities of loans held for sale” included $2,681,000 of net principal reductions in the Capital Group loan portfolio that occurred prior to sale. The rest of the amounts reported as “Maturities of loans held for sale” represented the remaining change in the guaranteed portion of loans held for sale during the period (after gains on sale, sale proceeds, and the gross amount of new loan originations), including any transfers (such as when a loan was no longer eligible for sale because it became 30 days or more delinquent or because we received notice of a forthcoming payoff).

On our balance sheet as of December 31, 2005, loans held for sale consisted of the Capital Group loan portfolio and the guaranteed portion of SBA loans that were eligible for sale. At other year-ends and quarter-ends, including December 31, 2006, loans held for sale consisted of the guaranteed portion of SBA loans.

SBA loans include construction loans, term loans secured by inventory and equipment, and lines of credit. Construction loans typically have multiple disbursements. Loans secured by inventory and equipment also may have multiple disbursements, such as when different pieces of equipment or inventory are purchased from different vendors at different times. SBA loans are not eligible for sale until they are fully disbursed. Loans can be held for a number of months before they are sold. During such holding period, principal reductions can be made by the borrowers and some loans are paid off, such as through refinancing by another lender.

•      For the periods reported in our Form 10-K for the year ended December 31, 2006 and the first three quarters of 2007, the determination to sell all SBA loans was made at the time of loan origination. All of the SBA loans were initially recorded in the portfolio (not held for sale), and then reclassified to Loans Held for Sale during the month they met the eligibility criteria for a saleable SBA loan. To be eligible for sale, an SBA loan must be (a) fully funded; (b) not 30 days or more delinquent or in non accrual or charge off status; and (c) not subject to a notice of payoff from the borrower or another lender, such as through a refinancing. We believed it was reasonable to hold loans in portfolio until they were eligible for sale. However, after reviewing the guidance in Statement of Position 01-6: “Accounting by Certain Entities (Including Entities with Trade Receivables) That Lend to or Finance the Activities of Others”, management determined that we will restate our financial statements to report SBA loans held for sale at the time of origination, regardless of when the loans satisfy all of the sale eligibility criteria. We have addressed this matter with the SEC staff.

Held-for-sale loans may be classified back to the Company’s loan portfolio if they no longer meet the sale eligibility criteria. Loans could be classified as held-for-sale for a number of months depending on loan production and market conditions. In the restated financial statements in our amended filings, such transfers will be separately disclosed in our Statements of Cash Flows as a non cash investing activity.

The restatement affects the amounts reported as “Loans held for sale, at lower of cost or market” and “Loans, net of deferred costs” in the balance sheets as of December 31, 2006, 2005 and 2004, and June 30 and March 31 of 2007, but it has no impact on total assets, liabilities or shareholders’ equity. Corrections in these two loan categories on the balance sheet offset each other. The restatement also affects the totals on the consolidated statements of cash flows for the years ended December 31, 2006, 2005 and 2004, and for the first three quarters of 2007, for operating and investing activities, but has no impact on the net increase (decrease) in cash and cash equivalents for any period. The restatement does not change the Company’s consolidated statements of income and consolidated statements of changes in stockholders’ equity for any period.

The Company will file the amended 2006 Form 10-K and amended Forms 10-Qs for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 as soon as practicable.

The Audit Committee of the Company’s Board of Directors agreed with the above conclusions. In addition, management and the Audit Committee have discussed these matters with the Company’s independent registered public accounting firm, Crowe Chizek and Company LLC for 2007, 2006 and 2005. Management also discussed this matter with Deloitte & Touche LLP with regard to 2004, although the Audit Committee did not directly communicate with Deloitte & Touche on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2007

Heritage Commerce Corp

By: /s/ Lawrence D. McGovern
Name:	Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

By: /s/ Walter T. Kaczmarek
Name: Walter T. Kaczmarek
President and Chief Executive Officer